                                    FORM 13G

                                  Exhibit 99.2


     In response to the information requested by Item 8 on Page 9, the following is the identity of each person filing this Schedule 13G:


                 TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST
                 ---------------------------------------------


                         The Bank of New York

                         Arnold G. Langbo

                         William C. Richardson

                         Jonathan T. Walton


     Such persons expressly declare that they do not affirm the existence of a group for purposes other than this joint filing.